Exhibit 99.1

Wireless Ronin Reports 2009 Third Quarter Results

Key recent highlights include:

•	Chrysler and KFC place software development orders

•	Gross margin continues to improve to 34% in third quarter of 2009 compared to 23% and 19% in second and first quarters of 2009, respectively

•	Cash burn of $2.3 million in third quarter of 2009 compared to $4.4 million in third quarter of 2008

•	Revenue remains negatively impacted by general economy and customers’ lack of capital for large digital signage deployments

MINNEAPOLIS – November 4, 2009 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a leader in digital signage solutions, today announced its financial results for the third quarter of 2009.

Third Quarter Results
The Company reported revenue of $1.1 million for the third quarter of 2009, a 45 percent decrease from $2.0 million in the third quarter of 2008.  As of September 30, 2009, the Company has received purchase orders totaling approximately $0.8 million for which it has not recognized revenue.  The Company also reported a third quarter net loss of $2.5 million, or $0.17 per basic and diluted share, compared to a net loss of $4.6 million, or $0.31 per basic and diluted share, in the year-ago period.  The Company attributes the decline in revenue for the third quarter of 2009 compared to the same period in the prior year to general economic conditions and customers' lack of capital for substantial digital signage deployments.  The year-over-year improvement in net loss for the third quarter of 2009 primarily resulted from reductions in workforce taken during the third and fourth quarters of 2008 and other cost cutting measures primarily taken during the first half of 2009.  Third quarter 2009 results also included costs of approximately $152,000, or $0.01 per basic and diluted share, of non-cash stock compensation expense related to FAS123R compared to approximately $201,000, or $0.01 per basic and diluted share, in the third quarter of 2008.  Revenue for the first nine months of 2009 totaled $3.5 million compared to $5.5 million in the same period a year ago.  The Company’s net loss for the first nine months of 2009 totaled $8.0 million, or $0.54 per basic and diluted share, compared to $13.8 million, or $0.94 per basic and diluted share, in the prior year.

Non-GAAP operating loss totaled $2.1 million or $0.14 per basic and diluted share in the third quarter of 2009 compared to a non-GAAP operating loss of $4.0 million or $0.27 per basic and diluted share in the third quarter of 2008.  Non-GAAP operating loss is defined as the GAAP operating loss with the add-back of certain items.  These items include severance charges totaling $286,000 or $0.02 per basic and diluted share recorded in the third quarter of 2008.  Reconciliation to the GAAP operating loss on a quarterly and nine month basis is contained in a table following the financial statements accompanying this release.

James C. (Jim) Granger, president and chief executive officer of Wireless Ronin Technologies said, “We continue to operate in market space with extended sales cycles requiring large capital resource commitments on the part of our customers.  However, we are starting to see early evidence of companies willing to commit capital dollars to digital signage deployments by receipt of two new projects late in the quarter that are projected for delivery within the next 120 days. One contract awarded is the development of a digital menu board web portal for KFC and its franchisees. This highly customized tool will be used to manage the digital menu board program. The second contract awarded was to use the digital signage application of i-Showroom to create a web application that has the potential, in the near term, to be deployed to desktops in 2,200 Chrysler showrooms.  We have made tangible progress demonstrating the benefits of RoninCast® digital signage to several substantial QSR customers and prospects.  Ongoing Company trials or pilots at QSRs represent opportunities at chains with more than 22,000 total sites combined.”

Granger continued, “We believe and remain confident that operating efficiencies and sales lift resulting from implementing our solutions provide customers with a proven return on investment.  We believe that the groundwork we have laid over the past several quarters and the investments we continue to make in our technology and infrastructure position us well for the quarters ahead. We are also confident that the scale that we have built into our operating model will deliver shareholder value over the long-term.”

For the third quarter of 2009, gross margin averaged 34 percent, compared to a gross margin of five percent in the third quarter of 2008 and up from 23 percent from the second quarter of 2009.  The sequential increase was primarily due to a more normalized margin on hardware sales in addition to an expanding base of recurring hosting and software maintenance fees.  “The third quarter of 2009 marks a significant milestone for the Company as we project that recurring revenue will yield its first positive gross margin starting in the fourth quarter of 2009.  We believe the growth in recurring revenue validates the scalability of the business and capacity to deliver expanding margins as the customer base grows,” said Darin McAreavey, vice president and chief financial officer.

Cash and marketable securities, including restricted cash at September 30, 2009, totaled approximately $7.5 million compared to $9.8 million at June 30, 2009, $11.7 million at March 31, 2009, and $14.0 million at the end of 2008.  The decline in cash and marketable securities reflects the continued funding of the Company’s losses during the first nine months of 2009.

A conference call to review third quarter results is scheduled for tomorrow, November 5, 2009, at 3:30 p.m. (CT). A live webcast of Wireless Ronin’s earnings conference call can be accessed on the Investor section of its corporate web site at www.wirelessronin.com.  Alternatively, a live broadcast of the call may be heard by dialing (877) 856-1965 inside the United States or Canada, or by calling (719) 325-4845 from international locations.  An operator will direct you to the Wireless Ronin conference call. A webcast replay of the call will be archived on Wireless Ronin’s corporate web site. An archive of the call is also accessible via telephone approximately two hours following the end of the live call by dialing (888) 203-1112 domestically and (719) 457-0820 internationally with pass code 3102142. The conference call archive will be available through December 5, 2009.

About Wireless Ronin Technologies, Inc.

Wireless Ronin Technologies (www.wirelessronin.com) is the developer of RoninCast®, a complete software solution designed to address the evolving digital signage marketplace. Wireless Ronin provides clients with a complete, turnkey digital signage system which allows the ability to manage a digital signage network from one central location. The RoninCast® digital signage software suite allows for customized distribution with network management, playlist creation and scheduling, and database integration. Wireless Ronin offers an array of services to support RoninCast® software including consulting, creative development, project management, installation, and training. The company's common stock trades on the NASDAQ Global Market under the symbol "RNIN."

Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products;  dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2009 and the prospectus contained in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 3, 2009.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating loss and non-GAAP operating loss per common share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating loss and non-GAAP operating loss per share. We define non-GAAP operating loss as operating loss plus stock-based compensation expense, depreciation and amortization, severance expense and other one-time charges.  We define non-GAAP operating loss per share as non-GAAP operating loss divided by the weighted average basic and diluted shares outstanding.  Our management utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating decisions, in forecasting and planning, and in analyzing and assessing our company's overall performance. Our annual financial plan is prepared and reviewed both on a GAAP and non-GAAP basis. We budget and forecast for revenue and expenses on GAAP and non-GAAP bases, and assess actual results on GAAP and non-GAAP bases against our annual financial plan. Our board of directors and management utilize these financial measures (both GAAP and non-GAAP) to determine our allocation of resources. In addition, and as a consequence of the importance of these non-GAAP financial measures in managing our business, we use non-GAAP financial measures in the evaluation process to establish management compensation. For example, management’s annual bonus program is based upon the achievement of consolidated gross margin and non-GAAP operating income (loss).  Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the items mentioned above.  In particular, we consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes either recurring non-cash items or non-recurring one-time charges. We also consider the use of non-GAAP earnings per share helpful in assessing the ongoing performance of the continuing operations of our business. By continuing operations we mean the ongoing results of our business excluding certain one-time charges.  Our rationale for the items we omit from our non-GAAP measures is as follows:

Stock-based compensation.  We exclude non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R.  Stock-based compensation expense is a recurring expense for our company and is expected to be in the future as we have a history of granting stock options and other equity instruments as a means of incentivizing and rewarding our employees.

Depreciation and amortization expense.  Depreciation and amortization are non-cash charges that are impacted by our accounting methods and book value of assets.  By excluding these non-cash charges, our management, together with our investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing performance’s impact on earnings from performance’s impact on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding our business.  Depreciation is a recurring expense for our company and is expected to continue to be in the future as we continue to make further investments in our infrastructure through the acquisition of property, plant and equipment. In 2008, we recognized an impairment charge for the remaining value of intangible assets and therefore do not anticipate amortization expense to be a regularly recurring expense.  Due to the exclusion of these non-cash items, investors should not use this metric as a measure of evaluating our liquidity. Instead, to evaluate our liquidity, investors should refer to the Consolidated Statements of Cash Flow and the Liquidity and Capital Resources section contained within Management's, Discussion and Analysis in our most recently filed periodic reports.

Severance and other one-time charges. We exclude severance and other one-time charges that are the result of other, unplanned events as one means of measuring operating performance.  Included in these expenses are items such as severance costs associated with the termination of employees as part of an unplanned restructuring, a non-acquisition-related restructuring and other charges. These events are unplanned and arise outside the ordinary course of continuing operations.  For example, we implemented a significant workforce reduction and other changes to our management team during 2008 and 2009.   We do not expect restructuring-related charges to regularly recur in the future.  The other one-time charges relate to unplanned costs, and therefore, by providing this information, we believe our management and our investors may more fully understand the financial results of what we consider to be organic continuing operations.

There are a number of limitations related to the use of non-GAAP operating loss and non-GAAP operating loss per share versus operating income and loss per share calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation and depreciation expenses that are recurring. Both stock-based expenses and depreciation have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, stock-based awards are an important part of our employees’ compensation and impact their performance. Third, there is no assurance we will avoid further personnel changes and, therefore, may recognize additional severance and other one-time charges associated with a future restructuring.  Fourth, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Our management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

Contact: Investor Darin McAreavey , CFO dmcareavey@wirelessronin.com (952) 564 - 3525 Media Linda Hofflander, vice president and chief marketing officer lhofflander@wirelessronin.com (952) 564 - 3562

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share information)

	September 30,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,125	$5,294
Marketable securities — available-for-sale	-	8,301
Accounts receivable, net of allowance of $68 and $92	1,139	1,823
Income tax receivable	14	12
Inventories	207	462
Prepaid expenses and other current assets	166	265
Total current assets	8,651	16,157
Property and equipment, net	1,414	1,918
Restricted cash	378	450
Other assets	34	35
TOTAL ASSETS	$10,477	$18,560

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of capital lease obligations	$15	$71
Accounts payable	934	1,068
Deferred revenue	239	181
Accrued liabilities	498	1,067
TOTAL LIABILITIES	1,686	2,387

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Capital stock, $0.01 par value, 66,667 shares authorized
Preferred stock, 16,667 shares authorized, no shares issued and outstanding	-	-
Common stock, 50,000 shares authorized; 14,971 and 14,850 shares
issued and outstanding at September 30, 2009 and December 31, 2008, respectively	150	148
Additional paid-in capital	81,268	80,650
Accumulated deficit	(72,241)	(64,212)
Accumulated other comprehensive loss	(386)	(413)
Total shareholders' equity	8,791	16,173
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$10,477	$18,560

WIRELESS RONIN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales
Hardware	$478	$738	$1,244	$1,998
Software	105	433	501	735
Services and other	493	779	1,727	2,747
Total sales	1,076	1,950	3,472	5,480

Cost of sales
Hardware	382	666	1,100	1,752
Software	5	218	5	218
Services and other	327	964	1,512	2,947
Total cost of sales (exclusive of depreciation and amortization shown separately below)	714	1,848	2,617	4,917
Gross profit	362	102	855	563

Operating expenses:
Sales and marketing expenses	563	927	1,997	3,257
Research and development expenses	690	793	1,629	1,837
General and administrative expenses	1,396	2,838	4,736	8,917
Depreciation and amortization expense	191	296	583	884
Total operating expenses	2,840	4,854	8,945	14,895
Operating loss	(2,478)	(4,752)	(8,090)	(14,332)

Other income (expenses):
Interest expense	(1)	(5)	(6)	(18)
Interest income	8	122	67	558
Total other income	7	117	61	540
Net loss	$(2,471)	$(4,635)	$(8,029)	$(13,792)
Basic and diluted loss per common share	$(0.17)	$(0.31)	$(0.54)	$(0.94)
Basic and diluted weighted average shares outstanding	14,929	14,764	14,878	14,629

WIRELESS RONIN TECHNOLOGIES, INC.
2009 SUPPLEMENTARY QUARTERLY FINANCIAL DATA
(In thousands, except percentages and per share amounts)
(Unaudited)

Supplementary Data
	2008					2009
Statement of Operations	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3
Sales	$1,934	$1,596	$1,950	$1,902	$7,382	$1,433	$963	$1,076

Cost of sales	1,535	1,534	1,847	1,673	6,589	1,160	743	714

Operating expenses	4,861	5,180	4,854	7,210	22,105	3,216	2,889	2,840

Interest expense	7	7	5	4	23	3	2	1

Other income, net	(272)	(165)	(122)	(84)	(643)	(43)	(16)	(8)

Net loss	$(4,197)	$(4,960)	$(4,634)	$(6,901)	$(20,692)	$(2,903)	$(2,655)	$(2,471)

Stock compensation expense	395	306	201	411	1,313	187	183	152
(included in operating expenses)

Weighted average shares	14,544	14,578	14,764	14,768	14,664	14,850	14,854	14,929

Reconciliation Between GAAP and Non-GAAP Operating Loss

GAAP operating loss	$(4,462)	$(5,118)	$(4,751)	$(6,981)	$(21,312)	$(2,943)	$(2,669)	$(2,478)

Adjustments:
Depreciation and amortization	251	337	296	342	1,226	199	193	191
Old building remaining lease obligation write-off	-	-	-	56	56	-	-	-
Termination partnership agreement	-	-	-	50	50	-	(50)	-
Stock-based compensation expense	395	306	201	411	1,313	187	183	152
Impairment of network equipment held for sale	-	-	-	1,766	1,766	-	-	-
Impairment of intangible assets	-	-	-	1,265	1,265	-	-	-
Severance	120	353	286	274	1,033	237	210	-

Total operating expense adjustment	766	996	783	4,164	6,709	623	536	343

Non-GAAP operating loss	$(3,696)	$(4,122)	$(3,968)	$(2,817)	$(14,603)	$(2,320)	$(2,133)	$(2,135)
Non-GAAP operating loss per common share	$(0.25)	$(0.28)	$(0.27)	$(0.19)	$(1.00)	$(0.16)	$(0.14)	$(0.14)